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                                                                  Exhibit 10.8

                              HEALTHGATE DATA CORP.



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                  Re:  Severance Benefit

Dear ______;

         This letter is to confirm the severance benefit recently adopted by the Board of Directors of HealthGate Data Corp. for you.

         In consideration of your services to date and your continuing services to HealthGate, in the event that HealthGate terminates your employment without "Cause" (as defined below), you shall be entitled to the following payments from
HealthGate:

              (i) all amounts accrued and unpaid to you through the termination date, including any base salary, and accrued but unused vacation, holiday or sick time; and

              (ii) severance payments comprising your then current base salary and your then current health care coverage continuing for six (6) months from the date of termination. To the extent that health care coverage cannot by its terms be continued, HealthGate shall reimburse you for the actual premium costs of obtaining such coverage under COBRA or comparable coverage under non-group insurance, if less.

         Severance benefit payments shall be made on a schedule consistent with HealthGate's payroll policies and shall be subject to applicable tax deductions and withholdings.

         For the purposes of this severance benefit, "Cause" means:

              (i) willful breach or habitual neglect of the duties you are required or reasonably requested to perform which are not cured by you within 10 days of written notice from the Company of such breach or neglect;

              (ii) any illegal act by you injurious to the business or reputation of the Company or any of its affiliates;

              (iii) your engagement in misconduct injurious or potentially injurious to the business or reputation of the Company or any of its affiliates;

              (iv) your commission of any crime which constitutes a felony in the jurisdiction committed (whether or not involving the Company or any of its affiliates); or

              (v) a material breach by Executive of Company policies or procedures.


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         This letter only sets forth the severance benefit payable to you if
HealthGate elects to terminate your employment without Cause and this letter does not constitute an employment agreement or otherwise change the terms and conditions of your employment.

                                            Sincerely,

                                            HEALTHGATE DATA CORP.


                                            By:
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                                                William S. Reece